Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 11/30/2004 Determination Date: 12/10/2004 Distribution Date: 12/15/2004

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-2	2.5000%	141,057,000.00	2,848,118.72	5,933.58	2,848,118.72	0.00	2,848,118.72	2,854,052.30	0.00
Factors per Thousand				0.04206512	20.19126112		20.19126112	20.23332624	0.00000000
AS-3	2.1700%	190,443,000.00	190,443,000.00	344,384.43	4,175,000.00	0.00	4,175,000.00	4,519,384.43	186,268,000.00
Factors per Thousand				1.80833336	21.92257001		21.92257001	23.73090337	978.07742999
MS-1	2.9500%	22,084,000.00	15,725,379.15	38,658.22	535,417.88	0.00	535,417.88	574,076.10	15,189,961.27
Factors per Thousand				1.75050806	24.24460605		24.24460605	25.99511411	687.82653822
MS-2	3.3500%	23,463,000.00	16,708,215.35	46,643.77	0.00	0.00	0.00	46,643.77	16,708,215.35
Factors per Thousand				1.98797127	0.00000000		0.00000000	1.98797127	712.10908025
BS	5.1000%	12,423,000.00	8,845,525.77	37,593.48	0.00	0.00	0.00	37,593.48	8,845,525.77
Factors per Thousand				3.02611929	0.00000000		0.00000000	3.02611929	712.02815504

Pool I		527,258,000.00	234,570,238.99	473,213.48	7,558,536.60	0.00	7,558,536.60	8,031,750.08	227,011,702.39
Totals				0.89749891	14.33555603		14.33555603	15.23305494	430.55146131

AN	2.6000%	55,395,000.00	17,131,024.91	37,117.22	743,386.20	0.00	743,386.20	780,503.42	16,387,638.71
Factors per Thousand				0.26937919	5.39514472		13.41973464	14.08978103	295.83245257
MN	3.3500%	2,229,000.00	1,440,035.35	4,020.10	126,522.32	0.00	126,522.32	130,542.42	1,313,513.03
Factors per Thousand				0.02917598	0.91823906		56.76192178	58.56546433	589.28354868
BN	5.1000%	4,457,000.00	4,457,000.00	18,942.25	347,594.07	0.00	347,594.07	366,536.32	4,109,405.93
Factors per Thousand				0.13747387	2.52267299		77.98834778	82.23834867	922.01165133

Pool II		62,081,000.00	23,028,060.26	60,079.57	1,217,502.59	0.00	1,217,502.59	1,277,582.16	21,810,557.67
Totals				0.11394719	2.30912113		19.61151705	20.57927804	351.32420016

Totals		589,339,000.00	257,598,299.25	533,293.05	8,776,039.19	0.00	8,776,039.19	9,309,332.24	248,822,260.06

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 11/30/2004 Determination Date: 12/10/2004 Distribution Date: 12/15/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	5,933.58	2.5000%	0.00	0.00	0.00	0.00
AS-3	344,384.43	2.1700%	0.00	0.00	0.00	0.00
MS-1	38,658.22	2.9500%	0.00	0.00	0.00	0.00
MS-2	46,643.77	3.3500%	0.00	0.00	0.00	0.00
BS	37,593.48	5.1000%	0.00	0.00	0.00	0.00
AN	37,117.22	2.6000%	0.00	0.00	0.00	0.00
MN	4,020.10	3.3500%	0.00	0.00	0.00	0.00
BN	18,942.25	5.1000%	0.00	0.00	0.00	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 11/30/2004 Determination Date: 12/10/2004 Distribution Date: 12/15/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	8,139,559.07
Monthly Advances	0.00
Rounding Account	3,704.33
(Servicing Fee)	(82,192.04)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	8,061,071.36

Bond Interest Distributed	473,213.48
Bond Principal Distributed	7,558,536.60
Escrow Fee	29,321.28
Amounts transferred to the Owner Trustee	0.00

8,061,071.36

Prior Three Months Weighted Average Loan Interest Rate

08/31/04	09/30/04	10/31/04
6.0700%	6.0744%	6.3817%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		262,089,652.50
Aggregate Ending Principal Balance of Loans		252,571,802.48
Principal Prepayments (No. / Amt)	8	5,867,403.68
Curtailments		412,217.05
Excess and Monthly Payments		482,068.95
Recoveries on Previous Realized Losses		54,849.70
Interest Received		1,323,019.69
Compensating Interest		733.80
Realized Losses (Current / Cumulative)	2,756,160.34	33,418,076.19
Excess Spread		793,142.59
Spread Amount		25,560,100.09
Specified Subordinated Amount		26,520,039.26
Weighted Average Loan Interest Rate		6.3811%
LIBOR Rate		2.1000%
Auction Rate		2.1700%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 11/30/2004 Determination Date: 12/10/2004 Distribution Date: 12/15/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	1,287,209.35
Monthly Advances	0.00
(Servicing Fee)	(8,667.69)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	1,278,541.66

Bond Interest Distributed	60,079.57
Bond Principal Distributed	1,217,502.59
Escrow Fee	959.50
Amounts transferred to the Owner Trustee	0.00

1,278,541.66

Prior Three Months Weighted Average Loan Interest Rate

08/31/04	09/30/04	10/31/04
6.1748%	6.1716%	6.6468%

Collateral Information

Accelerated Principal Distribution		82,561.82
Aggregate Beginning Principal Balance of Loans		26,154,236.51
Aggregate Ending Principal Balance of Loans		25,019,295.74
Principal Prepayments (Number / Amount)	3	892,732.93
Curtailments		0.00
Excess and Monthly Payments		242,207.84
Recoveries on Previous Realized Losses		0.00
Interest Received		152,268.58
Compensating Interest		495.73
Realized Losses (Current / Cumulative)	0.00	8,782,100.21
Excess Spread		82,561.82
Spread Amount		4,691,117.95
Specified Subordinated Amount		4,691,117.95
LOC Available Amount		1,482,379.88
LOC Available Amount as percentage of Pool Principal Balance		6.80%
Weighted Average Loan Interest Rate		6.6395%
LIBOR Rate		2.1000%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 11/30/2004 Determination Date: 12/10/2004 Distribution Date: 12/15/2004

Exhibit L

Outstanding Balance - Pool I	252,571,802.48
# Accounts	380

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	207	143,473,818.65	56.81%
Delinquent 30-59 Days	7	5,510,873.39	2.18%
Delinquent 60-89 Days	2	1,847,616.24	0.73%
Delinquent 90 and Over	4	3,680,487.64	1.46%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	220	154,512,795.92	61.18%

Outstanding Balance — Pool II	25,019,295.74
# Accounts	82

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	32	9,283,742.48	37.11%
Delinquent 30-59 Days	1	104,645.17	0.42%
Delinquent 60-89 Days	1	300,600.42	1.20%
Delinquent 90 and Over	0	0.00	0.00%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	34	9,688,988.07	38.73%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 11/30/2004 Determination Date: 12/10/2004 Distribution Date: 12/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	20	1,000	712	712	712	445
(iii)	0	20	22	24	0	0	14
(v)	0	0	2	2	2	3	1
(vi)	0	42	0	0	0	0	11
(vii)	0	3	0	0	0	0	1
(viii)	0	3	0	0	0	0	1
(xv) (a, b & c)	0	0	978	688	712	712	431

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	309	646	1,000	371
(iii)	13	57	78	20
(v)	1	2	4	1
(vi)	16	0	0	14
(vii)	0	0	0	0
(viii)	4	0	0	4
(xv) (a, b & c)	296	589	922	351

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 11/30/2004 Determination Date: 12/10/2004 Distribution Date: 12/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300